EXHIBIT 10.17

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made and entered into this      day of                      by and between UPEK, Inc., a Delaware corporation (the “Corporation”), and the individuals listed on Exhibit A hereto (each, an “Indemnitee” and collectively, the “Indemnitees”) and is to be effective as of the time each Indemnitee first provided service to the Corporation as an officer or director of the Corporation.

RECITALS:

A. Indemnitees, officers and/or directors of the Corporation, perform valuable services in such capacity for the Corporation; and

B. The Certificate of Incorporation, as amended from time to time (the “Certificate”), of the Corporation authorizes and permits contracts between the Corporation and its officers and directors with respect to indemnification of such officers and directors; and

C. The stockholders of the Corporation have adopted Bylaws (the “Bylaws”) providing for the indemnification of the officers, directors, agents and employees of the Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (the “Code”); and

D. In order to induce each Indemnitee to continue to serve as a director and/or an officer of the Corporation, the Corporation has determined and agreed to enter into this contract with the Indemnitees.

NOW, THEREFORE, in consideration of each Indemnitee’s continued service as an officer and/or director after the date hereof, the parties hereto agree as follows:

1. Definitions. The following terms, as used herein, shall have the following respective meanings:

(a) “Affiliate” means any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation.

(b) “Claim” means any threatened, pending or completed action, suit, arbitration or proceeding, or any inquiry or investigation, whether brought by or in the right of the Corporation or otherwise, that an Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding, whether civil, criminal, administrative, investigative or other (including an action by or in the right of the Corporation), or any appeal therefrom.

(c) “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(d) “Excluded Claim” means any payment for Losses or Expenses in connection with any Claim resulting from an Indemnitee’s knowingly fraudulent, dishonest or willful misconduct or gross negligence.

(e) “Expenses” means any reasonable expenses incurred by an Indemnitee as a result of a Claim or Claims made against such Indemnitee for Indemnifiable Events including, without limitation, reasonable attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, any Claim relating to any Indemnifiable Event.

(f) “Indemnifiable Event” means any act, event or occurrence, whether occurring prior to, on or after the date of this Agreement, related to or arising out of an Indemnitee’s serving as a director and/or officer of the Corporation.

(g) “Losses” means any amounts or sums which an Indemnitee is legally obligated to pay as a result of a Claim or Claims made against such Indemnitee for Indemnifiable Events including, without limitation, damages, judgments and sums or amounts paid in settlement of a Claim or Claims.

(h) “Person” means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

2. Basic Indemnification Agreement. The Corporation agrees that in the event an Indemnitee is or becomes a party to or witness or other participant in a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Corporation will indemnify such Indemnitee to the fullest extent permitted by the Certificate, the Corporation’s Bylaws and the Code, against any and all Expenses and Losses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and Losses) of such Claim, whether or not such Claim proceeds to judgment or is settled or otherwise is brought to a final disposition, subject in each case, to the further provisions of this Agreement.

3. Limitations on Additional Indemnity.

(a) No indemnity pursuant to Section 2 hereof shall be paid by the Corporation for any of the following:

(i) to the extent an Indemnitee is indemnified pursuant to any D & O Insurance purchased and maintained by the Corporation;

(ii) in respect to remuneration paid to an Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(iii) on account of any suit in which judgment is rendered against an Indemnitee for an accounting of profits made from the purchase or sale by such Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory law;

(iv) on account of an Indemnitee’s acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

(v) on account of any action, claim or proceeding (other than a proceeding referred to in Section 8(b) hereof) initiated by an Indemnitee unless such action, claim or proceeding was authorized in the specific case by action of the Board of Directors; or

(vi) on account of an Indemnitee’s conduct which is the subject of an action, suit or proceeding described in Section 7(c)(ii) hereof.

(b) In addition to those limitations set forth above in paragraph (a) of this Section 3, no indemnity pursuant to Section 2 hereof in an action by or in the right of the Corporation shall be paid by the Corporation for any of the following:

(i) with respect to any transaction from which an Indemnitee derived an improper personal benefit;

(ii) on account of acts or omissions that show a reckless disregard for an Indemnitee’s duty to the Corporation or its stockholders in circumstances in which such Indemnitee was aware, or should have been aware, in the ordinary course of performing a director’s or an officer’s duties, of a risk of serious injury to the Corporation or its stockholders;

(iii) to indemnify any Indemnitee for any claims excluded under Section 145 of the Code if (i) he or she did not act in good faith or in a manner reasonably believed by such Indemnitee to be in or not opposed to the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, such Indemnitee had reasonable cause to believe his or her conduct was unlawful, or (iii) such Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent the court in which such action was brought shall permit indemnification as provided in Section 145(b) of the Delaware General Corporation Law; or

(iv) in respect of any claim, issue or matter as to which an Indemnitee shall have been adjudged to be liable to the Corporation in the performance of such Indemnitee’s duty to the Corporation and its stockholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

4. Contribution. If the indemnification provided in Section 2 hereof is unavailable by reason of a court decision, then in respect of any Claim in which the Corporation is jointly liable with an Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of Losses and Expenses incurred and paid or payable by such Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and such Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of such Indemnitee on the other in connection with the events which resulted in such Losses or Expenses, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of an Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

5. Continuation of Obligations. All agreements and obligations of the Corporation contained herein shall be deemed binding upon the Corporation from the time each Indemnitee (only with regard to such Indemnitee) first provided service to the Corporation as a director, officer, employee or agent of the Corporation, shall continue during the period such Indemnitee is a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as such Indemnitee shall be subject to any possible Claim, by reason of the fact that such Indemnitee was a director or an officer of the Corporation or serving in any other capacity referred to herein.

6. Notification and Defense of Claim. Not later than thirty (30) days after receipt by an Indemnitee of notice of the commencement of any Claim, such Indemnitee will, if indemnification in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to an Indemnitee otherwise than under this Agreement. With respect to any such Claim as to which an Indemnitee notifies the Corporation of the commencement thereof:

(a) The Corporation will be entitled to participate therein at its own expense;

(b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee. After notice from the Corporation to such Indemnitee of its election so as to assume the defense thereof, the Corporation will not be liable to such Indemnitee under this Agreement for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Such Indemnitee shall have the right to employ its own, separate counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of such Indemnitee unless: (i) the employment of counsel by such Indemnitee has been authorized by the Corporation, (ii) such Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and such Indemnitee in the conduct of the defense of such action and shall have notified the Corporation of the same or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such Indemnitee’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Claim brought by or on behalf of the Corporation or as to which an Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) The Corporation shall not be liable to indemnify an Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without its written consent. The Corporation shall be permitted to settle any Claim except that it shall not settle any Claim in any manner which would impose any penalty or limitation on an Indemnitee without such Indemnitee’s written consent. Neither the Corporation nor any Indemnitee will unreasonably withhold its consent to any proposed settlement.

7. Advancement and Repayment of Expenses.

(a) In the event that an Indemnitee employs his own counsel pursuant to Section 6(b)(i) through (iii) above, the Corporation shall advance to such Indemnitee, prior to any final disposition of any threatened or pending Claim, any and all reasonable expenses (including reasonable legal fees and expenses) incurred in investigating or defending any such Claim within ten (10) days after receiving copies of invoices presented to such Indemnitee for such expenses;

(b) Each Indemnitee agrees that such Indemnitee will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any Claim against such Indemnitee in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that such Indemnitee is not entitled, under applicable law, the Bylaws, this Agreement or otherwise, to be indemnified by the Corporation for such expenses; and

(c) Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to an Indemnitee if such Indemnitee (i) commences any Claim as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) is a party to a Claim brought by the Corporation and approved by a majority of the Board which alleges willful misappropriation of corporate assets by such Indemnitee, disclosure of confidential information in violation of such Indemnitee’s fiduciary or contractual obligations to the Corporation, or any other willful and deliberate breach in bad faith of such Indemnitee’s duty to the Corporation or its stockholders.

8. Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitees to continue as directors and/or an officers of the Corporation, and acknowledges that Indemnitees are relying upon this Agreement in continuing in such capacity.

(b) In the event an Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse such Indemnitee for all of such Indemnitee’s reasonable fees and expenses in bringing and pursuing such action.

9. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of an Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

10. Non-Exclusivity of Rights. The rights conferred on Indemnitees by this Agreement shall not be exclusive of any other right which Indemnitees may have or hereafter acquire under any statute, provision of the Certificate or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

11. Survival of Rights. The rights conferred on an Indemnitee by this Agreement shall continue after such Indemnitee has ceased to be a director, officer, employee or other agent of the Corporation and shall inure to the benefit of such Indemnitee’s heirs, executors and administrators.

12. Separability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to its principles of conflicts of law.

14. Notices. Any notice or other communication required to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed to the Corporation at: UPEK, Inc., 2001 Center Street, Suite 500, Berkeley, CA 94704 (with a copy to O’Melveny & Myers LLP, Attn: Warren Lazarow, 2765 Sand Hill Road, Menlo Park, CA 94025) and to an Indemnitee at such Indemnitee’s address as appears on the Corporation’s record books or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or ten (10) days after the same shall have been deposited in the mail.

15. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

16. Entire Agreement. This Agreement, subject to Section 10 hereof, represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

17. Successors and Assigns. Except as set forth in the following sentence, none of the parties hereto may assign any of their duties or obligations under this Agreement without the prior written consent of the other parties hereto. Any entity which acquires substantially all of the assets or stock of the Corporation shall assume the Corporation’s obligations under the Agreement, whereupon the Corporation shall have no further liability hereunder.

18. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the parties hereto; provided however, that the Corporation may amend this Agreement to allow additional parties to be added as Indemnitees hereunder without the consent of the Indemnitees.

19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

UPEK, Inc.

By:
Name:	Alan Kramer
Its:	Chief Executive Officer

INDEMNITEES:

[NAME]

[NAME]

A-1